Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 30, 2015, is by and among EPIQ SYSTEMS, INC., a Missouri corporation (the “Borrower”), the Guarantors signatories hereto, and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and in its capacity as the initial Incremental Term Lender (defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of August 27, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of March 26, 2014 and that certain Second Amendment to Credit Agreement dated as of January 26, 2015, the “Existing Credit Agreement”); and

WHEREAS, (a) pursuant to Section 11.12(b) of the Existing Credit Agreement, the Borrower has the right to request an Incremental Facility in the form of additional term loans on terms identical to the Term Loan and (b) pursuant to Section 11.12(b) of the Existing Credit Agreement, the Borrower has requested an Incremental Facility consisting of additional Term Commitments and Term Loans in the aggregate principal amount of $75,000,000 (the “Incremental Term Loan”); and

WHEREAS, KeyBank National Association has agreed to provide the full principal amount of the Incremental Term Loan on the Third Amendment Effective Date (defined below), on the terms set forth herein; and

WHEREAS, commitments in respect of the Incremental Term Loan may, subject to the conditions set forth in Section 11.12(b) of the Existing Credit Agreement, be effected and incorporated into the Existing Credit Agreement by means of an amendment entered into among the Borrower, the Administrative Agent and each Incremental Term Lender providing the Incremental Term Loan in accordance with Section 11.12(b) of the Existing Credit Agreement, which amendment may, without the consent of any other Lender, effect such amendments to the Existing Credit Agreement and the other Loan Documents as the Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of such Incremental Facility; and

WHEREAS, concurrently with the effectiveness of this Amendment, the Borrower, the Guarantors, the Administrative Agent and KeyBank National Association, in its capacity as the Incremental Term Lender, each desire to enter into this Amendment pursuant to Section 11.12(b) of the Existing Credit Agreement to (a) provide and give effect to the Incremental Term Loan and (b) make other administrative modifications in accordance with Section 11.12(b) of the Existing Credit Agreement to give effect to the Incremental Term Loan;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1.

DEFINITIONS

SUBPART 1.1 Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“IDS Acquisition” means the acquisition by the Borrower, directly or indirectly, of all of the issued and outstanding Equity Interests of the Target, for an aggregate purchase price not to exceed $134,000,000.

“Incremental Term Lender” means KeyBank National Association, in its capacity as the initial Lender of the Incremental Term Loan funded on the Third Amendment Effective Date.

“Target” means Iris Data Services, Inc., a Texas corporation.

“Third Amendment Effective Date” shall have the meaning assigned to such term in the introductory paragraph of Part 4 hereof.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART 2.

INCREMENTAL TERM COMMITMENTS

Effective upon the occurrence of the Third Amendment Effective Date, the Incremental Term Lender, by its execution of this Amendment, hereby acknowledges and confirms its Incremental Term Commitment in the aggregate principal amount of $75,000,000 and its obligation to make the Incremental Term Loan to the Borrower on the Third Amendment Effective Date in such principal amount. The Incremental Term Lender acknowledges and agrees that its Incremental Term Commitments are in addition to any existing Commitment of such Lender under the Amended Credit Agreement.

PART 3.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 3. Except as so amended, the Existing Credit Agreement and all other Loan Documents shall continue in full force and effect.

SUBPART 3.1 Amendments to Section 1.01.

(a) The definition of “Term Commitment” is hereby amended and restated in its entirety to read as follows:

“Term Commitment” means, with respect to each Lender, a collective reference to such Lender’s Initial Term Commitment and such Lender’s Incremental Term Commitment.

(b) The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.02(a).

“Incremental Term Commitment” means, with respect to each applicable Lender, the obligation of such Term Lender to make an Incremental Term Loan to the Borrower on the Third Amendment Effective Date in the principal amount set forth in the Third Amendment. As of the Third Amendment Effective Date, the amount of the Incremental Term Commitments of all the applicable Lenders is $75,000,000.

“Initial Term Loan” shall have the meaning assigned to such term in Section 2.02(a).

“Initial Term Commitment” means, with respect to each applicable Lender, the obligation of such Lender to have made Initial Term Loans to the Borrower on the Closing Date in the amount set forth opposite such Term Lender’s name on Schedule 1 to the Existing Credit Agreement as its “Term Commitment” or, in the case of any Term Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement. As of the Closing Date, the amount of the Initial Term Commitments of all the applicable Lenders was $300,000,000.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” means April 30, 2015.

(c) Section 2.02(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Term Loan. Subject to the terms and conditions set forth herein, (i) each Term Lender with an Initial Term Loan Commitment as of the Closing Date made a single term loan to the Borrower on the Closing Date in an amount equal to such Term Lender’s Initial Term Commitment (all such term loans collectively, the “Initial Term Loan”) and (ii) each Term Lender with an Incremental Term Commitment as of the Third Amendment Effective Date severally agrees to make a single term loan to the Borrower on the Third Amendment Effective Date in an amount equal to such Term Lender’s Incremental Term Commitment (all such term loans collectively, the “Incremental Term Loan”). Term Loans may, at the option of the Borrower, be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurodollar Loans; provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type. Amounts borrowed under this Section 2.02(a) and repaid or prepaid may not be reborrowed. The aggregate principal amount of the borrowing of the Incremental Term Loan requested by the Borrower to be made on the Third Amendment Effective Date and the Incremental Term Loan will be in an aggregate principal amount of $75,000,000, and immediately after giving effect to the funding of the Incremental Term Loan, the aggregate amount of the Term Loan outstanding on the Third Amendment Effective Date is $369,950,957. For the avoidance of doubt, the terms of the Incremental Term Loan to be made hereunder shall, except as otherwise described herein and except as to the extent of any upfront or similar fees, as applicable, be the same as the terms of the Initial Term Loan hereunder, and the Incremental Term Loan and the Initial Term Loan shall collectively be the Term Loan hereunder, and the Incremental Term Loan made under this Section 2.02(a) shall be deemed to be an Incremental Facility hereunder made pursuant to and in accordance with the provisions of Section 11.12(b) of this Agreement.

(d) Section 2.12(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Term Commitments. The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the borrowing of the Initial Term Loan. The aggregate Incremental Term Commitments shall be automatically and permanently reduced to zero on the date of the borrowing of the Incremental Term Loan.

(e) Section 2.13(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Scheduled Payments of Term Loan. The principal amount of the Term Loan shall be repaid in consecutive calendar quarterly installments as follows, unless accelerated sooner pursuant to Section 9.02 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order or priority set forth in Section 2.13(b)(ix)):

Principal Amortization Payment Dates	Term Loan Principal Amortization Payment
June 30, 2015	$912,543
September 30, 2015	$912,543
December 31, 2015	$912,543
March 31, 2016	$912,543
June 30, 2016	$912,543
September 30, 2016	$912,543
December 31, 2016	$912,543
March 31, 2017	$912,543
June 30, 2017	$912,543
September 30, 2017	$912,543
December 31, 2017	$912,543
March 31, 2018	$912,543
June 30, 2018	$912,543
September 30, 2018	$912,543
December 31, 2018	$912,543
March 31, 2019	$912,543
June 30, 2019	$912,543
September 30, 2019	$912,543
December 31, 2019	$912,543
March 31, 2020	$912,543
June 30, 2020	$912,543
Maturity Date of Term Loan	Remaining Principal Balance of Term Loan

PART 4.

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof (the “Third Amendment Effective Date”) when all of the following conditions set forth in this Part 4 shall have been satisfied or waived, and thereafter this Amendment shall be known, and may be referred to, as the “Third Amendment”:

SUBPART 4.1 Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each Credit Party, the Incremental Term Lender and the Administrative Agent.

SUBPART 4.2 Organizational Documents; Etc. The Administrative Agent shall have received the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(i) Resolutions. Copies of resolutions of each Credit Party approving and adopting, as applicable, (A) the execution, delivery and performance of this Amendment, if applicable with respect to such Person, and the other documents executed in connection herewith to which it is a party, (B) the borrowings contemplated under the Amended Credit Agreement in the form of the Incremental Term Loan and (C) the granting by it of (and/or reaffirmation of) the Liens created pursuant to the Collateral Documents to secure the Obligations under the Amended Credit Agreement and the other Loan Documents, certified by a secretary or assistant secretary of such Person as of the Third Amendment Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and remain in full force and effect as of the Third Amendment Effective Date.

(ii) Organizational Documents. (A) True and complete copies of the Organizational Documents of each Credit Party, certified as of the Third Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party or (B) a certification by the Secretary or an Assistant Secretary of such Credit Party that such Credit Party has not modified its Organizational Documents, since such Organizational Documents were last delivered to the Administrative Agent.

(iii) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party, certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of its incorporation or organization.

(iv) Incumbency. (A) A certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Third Amendment Effective Date, as to the incumbency and signature of the officers of each such Credit Party (or of the general partner or managing member thereof authorized to act on behalf of such Credit Party) executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent or (B) a certification by the Secretary or an Assistant Secretary of such Credit Party that such persons for such Credit Party have not changed since the Closing Date.

SUBPART 4.3 Notes. The Borrower shall have executed and delivered, for the account of (a) each applicable Lender having an Incremental Term Commitment and (b) each Person that will become a Lender holding Term Loans on or after the Third Amendment Effective Date via assignment in connection with the primary syndication of the Incremental Term Loan on or after such date, and which has so requested, a new (or amended and restated, as the case may be) Term Note reflecting its Term Commitment and the aggregate principal amount of the funded Term Loans of such Lender under the Amendment Credit Agreement, in each case conforming to the requirements of the Amended Credit Agreement.

SUBPART 4.4 Legal Opinions. The Administrative Agent shall have received such opinions of counsel from counsel to the Credit Parties, covering customary corporate and perfection matters for the Borrower and the other Credit Parties organized in Missouri, Delaware and New York, customary New York and Federal law matters for all Credit Parties, and such other matters incident to the transactions contemplated by this Amendment or the Amended Credit Agreement, as applicable, as the Administrative Agent may reasonably require, dated as of the Third Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

SUBPART 4.5 Solvency Certificate. The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, regarding the Solvency of the Credit Parties on a consolidated basis (after giving effect to the transactions contemplated by this Amendment and the incurrence of Indebtedness under the Amended Credit Agreement on the Third Amendment Effective Date).

SUBPART 4.6 Closing Certificate. The Administrative Agent shall have received a certificate of an Authorized Officer of Borrower certifying that (i) the conditions set forth in Subparts 4.8, 4.9, 4.10 and 4.11 of this Amendment have been satisfied as of the Third Amendment Effective Date and (ii) certifying and demonstrating with calculations reasonable acceptable to the Administrative Agent that, upon giving effect on a Pro Forma Basis to the incurrence of the Incremental Term Loans, the borrowing of Revolving Loans to occur on the Third Amendment Effective Date, the IDS Acquisition and the other transactions contemplated hereunder, the Consolidated Total Net Leverage Ratio shall be equal to or less than 4.25 to 1.00.

SUBPART 4.7 Lien Searches; Indebtedness of Target. The Administrative Agent shall have received the results of a recent search of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of each Credit Party and the Target and its Subsidiaries, and the results of such search shall be reasonably satisfactory to the Administrative Agent. After giving effect to the closing of the IDS Acquisition and the funding of the Incremental Term Loan on the Third Amendment Effective Date, neither the Target nor its Subsidiaries shall have outstanding Indebtedness other than Indebtedness permitted under the Amended Credit Agreement and their assets shall not be subject to any Liens other than Liens permitted under the Amended Credit Agreement.

SUBPART 4.8 Representations and Warranties; No Default.

(a) After giving effect to this Amendment, each of the representations and warranties made by the Borrower and the other Credit Parties in or pursuant to the Loan Documents (including, without limitation, Article VI of the Amended Credit Agreement) shall be true and correct in all material respects (except that if any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects) on and as of the date hereof, except to the extent such representation or warranty relates to any earlier specified date, in which case it shall have been true and correct in all material respects (except that if any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects) as of such date (except that for purposes of this Subpart 4.8(a), the representations and warranties contained in Sections 6.05(a) and (b) of the Existing Credit Agreement, shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and (b) of the Existing Credit Agreement, respectively).

(b) No Default or Event of Default shall have occurred and be continuing on such date after giving effect to the transactions contemplated by this Amendment or the Amended Credit Agreement that are to occur on the Third Amendment Effective Date.

SUBPART 4.9 Permitted Acquisition; Closing of IDS Acquisition.

(a) The IDS Acquisition shall constitute a Permitted Acquisition, and the Administrative Agent shall have received all documentation and information required under Section 8.05(i) of the Amended Credit Agreement, and evidence that all other applicable conditions thereunder have been satisfied, to permit the Credit Parties to close and fund the IDS Acquisition as a Permitted Acquisition. The proceeds of the Incremental Term Loan shall be used on the Third Amendment Effective Date to (i) finance in part the IDS Acquisition and (ii) to pay fees and expenses incurred in connection with such transaction and the transactions contemplated by this Amendment.

(b) The IDS Acquisition shall be consummated contemporaneously with the making of the Incremental Term Loan, and the Administrative Agent shall have received a copy, certified by a Authorized Officer of the Borrower, as true and complete and correct, of the applicable acquisition agreement therefor.

SUBPART 4.10 Governmental and Other Consents. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with this Amendment and the IDS Acquisition, and all related transactions, have been obtained.

SUBPART 4.11 Minimum Liquidity. As of the Third Amendment Effective Date, immediately after giving pro forma effect to the closing of this Amendment, the incurrence of the Incremental Term Loans on such date, the Borrowing of any Revolving Loans on such date and the closing of the IDS Acquisition, the sum of (i) the Unused Total Revolving Commitment and (y) Consolidated Cash on Hand shall be at least $20,000,000.

SUBPART 4.12 Borrowing Notice. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.06(b) of the Amended Credit Agreement with respect to the Borrowings of (i) the Incremental Term Loan to occur on the Third Amendment Effective Date and (ii) the Revolving Loans to occur on the Third Amendment Effective Date.

SUBPART 4.13 Insurance. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 7.03 of the Amended Credit Agreement have been (or continue to be) satisfied as of the Third Amendment Effective Date with respect to the Credit Parties and their Subsidiaries (including the Target and its Subsidiaries).

SUBPART 4.14 Joinder. The Administrative Agent shall have received each of the following with respect to the Target and each of its Domestic Subsidiaries (other than any such Subsidiary that constitutes an Excluded Subsidiary) acquired as of the Third Amendment Effective Date upon consummation of the IDS Acquisition (each, a “New Credit Party”):

(a) a duly executed and completed Joinder Agreement for such new Credit Party;

(b) proper financing statements in form appropriate for filing under the UCC in the jurisdictions of organization of each New Credit Party, to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Secured Creditors;

(c) searches of ownership of, and Liens on, the IP Rights of each New Credit Party in the appropriate United States governmental offices;

(d) if applicable, all certificates evidencing any Pledged Equity of each New Credit Party and each Subsidiary thereof (subject to the applicable limitations set forth in Section 7.09(a) of the Amended Credit Agreement with respect to Foreign Subsidiaries and Excluded Foreign Holding Companies), together with duly executed in blank, undated stock powers attached thereto;

(e) duly executed notices for filing with the United States Patent and Trademark Office and United States Copyright Office of the grant of security interest in patents, trademarks and/or copyrights, each in the form required by the Security Agreement, to perfect the Administrative Agent’s security interest in the intellectual property Collateral of each New Credit Party for the benefit of the Secured Creditors; and

(f) if applicable, all debt instruments and chattel paper in the possession of any of the New Credit Parties, together with allonges or assignments required to be pledged and delivered to the Administrative Agent under the Security Agreement.

SUBPART 4.15 Fees and Out of Pocket Costs. The Borrower shall have paid the reasonable and documented out-of-pocket costs (to the extent invoiced prior to the Second Amendment Effective Date) incurred by the Administrative Agent (including the reasonable and documented fees and expenses of the Administrative Agent’s legal counsel) and all other fees payable to the Administrative Agent, in each cash pursuant to or in connection with the Existing Credit Agreement (and the administration thereof) and the arrangement, negotiation, preparation, execution and delivery of this Amendment and the Amended Credit Agreement (including, without limitation, the fee payable to KeyBanc Capital Markets Inc., as the arranger of the Incremental Term Loan, and the fees payable to KeyBank National Association, as the initial provider of the Incremental Term Loan, in each case in accordance with the terms of that certain Engagement Letter dated as of April 1, 2015).

PART 5.

MISCELLANEOUS

SUBPART 5.1 Representations and Warranties. To induce Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower and each other Credit Party represents and warrants to Administrative Agent that:

(a) the execution, delivery and performance of this Amendment and the borrowing of the Incremental Term Loans under the Amended Credit Agreement have been duly authorized by all requisite corporate action on the part of the Borrower and each other Credit Party and that this Amendment has been duly executed and delivered by the Borrower and each other Credit Party;

(b) this Amendment constitutes the legal, valid and binding obligation of the Borrower and each other Credit Party and is enforceable against the Borrower and each other Credit Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and

(c) the execution and delivery by the Borrower and each other Credit Party of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained.

SUBPART 5.2 Reaffirmation of Credit Party Obligations. Each Credit Party acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Existing Credit Agreement effected pursuant hereto. Each Credit Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms (i) that it is bound by all terms of the Amended Credit Agreement and (ii) that it is responsible for the observance and full performance of the Obligations. Without limiting the generality of the preceding sentence, (i) each of the Guarantors restates that it jointly and severally guarantees the prompt payment when due of all Obligations (including, without limitation, the Incremental Term Loan funded in the Third Amendment Effective Date in connection with this

Amendment), in accordance with, and pursuant to the terms of, Article IV of the Amended Credit Agreement and (ii) each of the Credit Parties agrees that all references in the Loan Documents to the terms “Obligations” or “Secured Obligations” shall be deemed to include all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under the Amended Credit Agreement, the Collateral Documents or any of the other Loan Documents (including, but not limited to, any interest, expenses and cost and charges that accrue after the commencement by or against any Credit Party or any Affiliate thereof or any proceedings under any Debtor Relief Laws naming such Person as the debtor in such proceeding).

SUBPART 5.3 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.4 Instrument Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.5 References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Part 4, all references in the Amended Credit Agreement to the “Agreement” or in any other Loan Document to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 5.6 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy or other electronic means (including email .pdf) shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

SUBPART 5.7 Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SUBPART 5.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.9 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

SUBPART 5.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 11.08 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	EPIQ SYSTEMS, INC.,
as the Borrower

	By:	/s/ Karin-Joyce Tjon Sien Fat
	Name:	Karin-Joyce Tjon Sien Fat
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	EPIQ SYSTEMS ACQUISITION, INC.,
as a Guarantor

	By:	/s/ Karin-Joyce Tjon Sien Fat
	Name:	Karin-Joyce Tjon Sien Fat
	Title:	Executive Vice President and Chief Financial Officer

EPIQ CLASS ACTION & CLAIMS SOLUTIONS, INC.,
as a Guarantor

	By:	/s/ Karin-Joyce Tjon Sien Fat
	Name:	Karin-Joyce Tjon Sien Fat
	Title:	Executive Vice President and Chief Financial Officer

EPIQ BANKRUPTCY SOLUTIONS, LLC,
as a Guarantor

	By:	/s/ Karin-Joyce Tjon Sien Fat
	Name:	Karin-Joyce Tjon Sien Fat
	Title:	Executive Vice President and Chief Financial Officer

HILSOFT, INC.,
as a Guarantor

	By:	/s/ Karin-Joyce Tjon Sien Fat
	Name:	Karin-Joyce Tjon Sien Fat
	Title:	Executive Vice President and Chief Financial Officer

EPIQ SYSTEMS, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

EPIQ EDISCOVERY SOLUTIONS, INC.,
as a Guarantor

By:	/s/ Karin-Joyce Tjon Sien Fat
Name:	Karin-Joyce Tjon Sien Fat
Title:	Executive Vice President and Chief Financial Officer

ENCORE LEGAL SOLUTIONS, INC.,
as a Guarantor

By:	/s/ Karin-Joyce Tjon Sien Fat
Name:	Karin-Joyce Tjon Sien Fat
Title:	Executive Vice President and Chief Financial Officer

DE NOVO LEGAL, LLC,
as a Guarantor

By:	/s/ Karin-Joyce Tjon Sien Fat
Name:	Karin-Joyce Tjon Sien Fat
Title:	Executive Vice President and Chief Financial Officer

EPIQ SYSTEMS HOLDINGS, LLC,
as a Guarantor

By:	/s/ Karin-Joyce Tjon Sien Fat
Name:	Karin-Joyce Tjon Sien Fat
Title:	Executive Vice President and Chief Financial Officer

EPIQ TECHNOLOGY, LLC,
as a Guarantor

By:	/s/ Karin-Joyce Tjon Sien Fat
Name:	Karin-Joyce Tjon Sien Fat
Title:	Executive Vice President and Chief Financial Officer

EPIQ SYSTEMS, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and as the Incremental Term Lender

	By:	/s/ David A. Wild
	Name:	David A. Wild
	Title:	Senior Vice President

EPIQ SYSTEMS, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT